BY  SCROLLING TO THE BOTTOM OF THIS  AGREEMENT  AND CLICKING THE "I ACCEPT"
     BUTTON BELOW, YOU ACCEPT AND AGREE TO BE BOUND BY THIS AGREEMENT, THE PROGRAM GUIDE ON THE PROGRAM WEB SITE, AND THE PROGRAM WEB SITE TERMS OF USE AND PRIVACY STATEMENT, ALL OF WHICH ARE INCORPORATED INTO AND FORM PART OF THIS AGREEMENT. YOU ALSO REPRESENT THAT YOU HAVE READ AND UNDERSTAND ALL OF THE PROVISIONS OF THIS AGREEMENT. YOU MUST ACCEPT THIS AGREEMENT BEFORE YOU CAN PARTICIPATE IN THE MICROSOFT PARTNER PROGRAM.

                       Microsoft Partner Program Agreement

     Microsoft Corporation (or that Microsoft affiliate specifically identified in section 12 below) and you (as identified in the signature block below) agree to the following terms for your participation in the Microsoft Partner Program ("MSPP" or "program").

     1. Scope. MSPP centralizes and incorporates many of Microsoft's technology partner programs around the world. This program is designed to help partners deliver high quality technology and solutions based on Microsoft technologies. Taking part in any Microsoft program is always voluntary for both you and us. Nothing in this agreement restricts you from supporting, promoting, distributing or using non-Microsoft technology. You confirm that you are acquiring services and program materials for business purposes only. You are responsible for a) communicating the terms of this agreement to your employees and contractors and b) ensuring their compliance with the terms of this agreement and any company policies and procedures you might have surrounding use of the program and the program Web site. This agreement does not amend or alter any other agreement between you and us.

     2. Definitions. In this agreement, "you" means the company that has entered into this agreement with us, and "we," "us" or "Microsoft" means the Microsoft company that accepts this agreement. In addition, the following definitions apply:

          2.1 "affiliate" means any legal entity that is owned by you or us, that owns you or us, or that is under common ownership with you or us. Ownership means control of more than a 50% interest.

          2.2 "branch office" means your affiliates (authorized by you and us) who have enrolled in MSPP and associated with you for the purpose of pooling partner points or sharing benefits. Branch offices are described more fully in the program guide.

          2.3 "Microsoft materials" means any Microsoft technology (including software), services, information, materials and other benefits provided to you through MSPP.

          2.4 "program  levels" means the level of your  participation  in MSPP.
     There are three program levels. The registered member level requires registration only. The gold certified partner (highest level) and the certified partner level have additional requirements. Program levels and requirements are described more fully in the program guide.

          2.5 "program Web site" means the Web site you are currently accessing to review and accept this agreement, which is located on http://www.microsoft.com. The MSPP Web site provides additional tools and information about MSPP, including the program guide. The program guide includes, but is not limited to additional guidance and instruction about MSPP program levels, partner points, program benefits, and any operational requirements.

     2.6 "solutions competency" means special recognition given to partners for specific areas of expertise in the form of a solutions competency. The various solutions competencies and associated requirements are outlined in the program guide.

3.   Program.

     3.1 Enrollment. After you accept this agreement, we will advise you of our acceptance or non-acceptance. We will also determine and provide you with notice of the program level for which you qualify based on the number of partner points you have earned.

     3.2 Transition into the program. During the first year this program is offered to partners, we may accept your agreement and place you in a program level (and sometimes a solutions competency) for which you do not have the necessary number of partner points (or qualifications). If we do, you have met an alternate set of eligibility criteria (as outlined in the program guide). The alternate criteria are designed to transition you from an old Microsoft partner program into MSPP. As such, you are not obligated to obtain the standard number of partner points (or qualifications) during your first year of participation in the program. Thereafter, you will be required to obtain the standard number of partner points (or qualifications) to maintain your program level (or solutions competency).

     3.3 Partner points. Partner points accumulate in many different ways. The program guide provides detailed information regarding how to accumulate partner points. In general, you can qualify for a program level by accumulating the required number of partner points. However, partner points do not determine solutions competencies. The program guide will describe in detail how to obtain solutions competencies.

     3.4 Benefits.

     a. You will receive certain benefits under the program as outlined in the program guide. Benefits may vary by program level, solutions competencies, and from country to country. Generally, benefits may include sales, marketing, training, technology, services and/or technology development programs. However, in some locations around the world (including India) the welcome kit is the benefit for which the welcome kit price is charged and may be supplied to you by a Microsoft designated distributor.

     b. Program benefits may have additional terms, conditions, licenses and supplemental licenses associated with them. Before using any program benefit (including Microsoft technology), you agree to obtain and read a copy of the additional terms. You agree that your use of program benefits with additional terms implies your acceptance of the additional terms and your use will be in accordance with the additional terms of the benefit, the program guide and this agreement. If you do not agree, you are not authorized to use the program benefit(s).

     c. Your affiliates may participate in MSPP as your branch office for the purpose of pooling partner points or sharing benefits.

     3.5 Services. Delivery of services (as described in the program guide) depends on your full and timely cooperation, as well as the accuracy and completeness of any information you provide. Services may include consulting or support services that are provided to you according to the terms and conditions of this agreement, unless a separate written agreement governing the provision of services applies. If a separate written agreement applies, the separate agreement will control.

     3.6 Supportability. We can add support for new software or discontinue support for existing software. A list of our currently supported software can be found at www.support.microsoft.com. There may be cases where your implementation of our software cannot be effectively supported. As part of providing the support services, we will notify you if we reach that conclusion. If you do not modify the implementation of the software to make it effectively supportable within 30 days after the notice, we will not be obligated to provide additional support services for that implementation.

     3.7 Program administration. We will administer MSPP through a program Web site. This site will include a program guide, tools for you to track your program membership and tools to allow you to take advantage of program benefits. Microsoft may contact you and send notice by telephone, fax and physical or electronic mail for the primary purpose of administering this program.

     3.8 Program changes.

     a. We have the right to change or discontinue the program or any aspect of it. We will give you 30 days email or written notice of any substantive program discontinuation or change, except that we will give you 60 days email or written notice if the overall program is discontinued. If you do not agree with the discontinuation or change you have the right to immediately terminate this agreement under section 8.3.

     b. For all other changes, you are responsible for checking the program Web site regularly. When the program Web site changes, you agree to be bound, but only prospectively and not retroactively, as of the date the changes are posted.

     3.9 Payment.

     a. There is no fee for registering as a Registered Member. If you qualify as a gold certified partner or a certified partner, you agree to pay us the annual program fee, and other fees for benefits in which you choose to participate.

     b. In some locations around the world (including India), any reference to the program fee is the welcome kit price and must be paid to a Microsoft designated distributor who is responsible for sending you an invoice for the welcome kit price. This price is an estimated price and is subject to variations, such as foreign exchange rates. When you send your payment with your invoice, you must also include a signed, hard-copy of this agreement.

     3.10 Advertising and publicity. We will request your permission if we plan to use your name or corporate logos or identity in advertisements or promotions relating to the program. You agree not to unreasonably withhold or delay your permission. If we do not get your permission or rejection within 30 days of your receipt of our request, it is understood and acknowledged that your lack of response will signify that you have granted your permission.

4.   Intellectual Property.

     4.1 Limited trademark license. If you are a gold certified partner or a certified partner, we grant to you a non-exclusive, non-transferable, non-assignable, limited, royalty-free license to use any Microsoft trademarks, logos, symbols, and names that appear in the Microsoft materials provided to you on the program Web site ("Microsoft marks"). You acknowledge and agree that:

     a. Microsoft Corporation is the sole owner of the Microsoft marks and the sole beneficiary of the goodwill associated with your use of the Microsoft marks.

     b. You will not acquire any right, title or interest in the Microsoft marks because of your use of the Microsoft marks.

     c. You may not register, adopt or use any name, trademark, domain name or other designation that includes all or part of any Microsoft trademark or service mark, or any term that is confusingly similar to a Microsoft trademark or service mark, or any term that is confusingly similar to a translation or transliteration of a Microsoft trademark or service mark.

     d. You may use the Microsoft marks only in connection with Microsoft materials:

          o    In the form provided by Microsoft

          o In accordance with applicable guidelines included in the program guide

          o    For program advertising and promotion activities only, and

          o    Only in accordance with the terms of this agreement.

     e. You may not alter, animate or distort the Microsoft marks nor combine them with any other symbols, words, images or design elements.

     f. You may not use any of the Microsoft marks or Microsoft materials in connection with the transmission or distribution of unsolicited commercial email or in any manner that would violate local law or custom or conflict with our policies published on http://www.microsoft.com or through this program.

     g. You must maintain the quality of the solutions and services you offer in relation to the Microsoft marks and the Microsoft materials at a level commensurate with the quality of services you offered before the date of this agreement. The quality of your solutions and services must also meet or exceed standards of quality and performance generally accepted in the industry.

     h. You agree to correct any improper use of the Microsoft marks or deficiencies in the quality of your services within a reasonable time upon receipt of notice from us.

     4.2 Referential use of trademarks. All program partners (including registered members) may use our corporate name, technology names and trademarks in plain text (but not logos, trade dress, designs or word marks in stylized form) to accurately identify and refer to Microsoft and its technology and services, provided that such use is not likely to cause confusion about the source of your solutions and services or your relationship with Microsoft.

     4.3 Notices. You must not remove any copyright, trademark or patent notices contained in or on any Microsoft materials. You must include our copyright notice on the labels for any tangible media containing licensed Microsoft technology and on any documentation for licensed Microsoft technology, including on-line documentation. You must use the appropriate trademark, licensed Microsoft technology descriptor and trademark symbol (either "(TM)" or "(R)"), and clearly indicate our (or our suppliers') ownership of trademark(s) whenever a licensed Microsoft technology name is first mentioned in any advertisement, brochure or in any other manner in connection with any licensed Microsoft technology. Our trademark guidelines are located at: www.microsoft.com/trademarks.

     4.4 No technology transfer arrangement. This agreement does not create a "technology transfer" agreement, as defined by applicable law because (a) the technology (including any software) made available under this agreement is not an integrated part of a technology chain for production or management purposes and (b) the technology (including any software) will have its own technology license. You will not hold yourself out as our technology recipient and will not attempt to identify us as a technology provider under this agreement.

     4.5 Software or services benefits.

     a. Your right to use any software or services deliverables provided to you as a result of MSPP is governed by the license agreement applicable to the software program involved or, if a license agreement is not provided for a specific software program, any other use terms provided to you.

     b. You must not engage or participate with any third party in the unauthorized manufacture, duplication, delivery, transfer or use of counterfeit, pirated, unlicensed or illegal software and you must not otherwise infringe any of our other intellectual property rights. You must reasonably cooperate with our affiliates and us in the investigation of counterfeit, pirated, unlicensed or illegal software. You must report to us, as soon as possible after you notice it, any suspected counterfeiting, piracy or other copyright infringement in computer programs, manuals, marketing materials or other copyrighted materials owned by us and/or our licensors.

     c. The benefits including software or services that you receive as a benefit of MSPP are not intended for distribution to your customers. Your customers must acquire a sufficient number of Microsoft licenses to match (1) the quantities of the licensed software you may provide to your customers under a separate agreement, and (2) the maximum number of users and/or devices that may access or use the licensed software under the customer's license agreement with you or us. You will promptly inform us of any known or suspected failure by a customer to possess sufficient numbers of Microsoft licenses. You will promptly inform us of any known or suspected violations by a customer of any Microsoft license agreement.

     4.6  Reservation of rights.  We reserve all right not expressly  granted in section 4.

5. Verifying compliance. During the term and for three years after this agreement ends, you must keep all usual and proper books and records (according to the set of accounting rules, regulations, authoritative pronouncements, principles and practices accepted in your jurisdiction) relating to your performance of this agreement, including without limitation, documents related to acquisition, delivery and destruction of software. During the same period, at our cost, and upon 48 hours written notice to you (except audits related to counterfeit software), our audit team may conduct audits of your applicable books, records, operations, processes and facilities during any selected period to verify your compliance with the terms of this agreement as described further in any applicable operations manual. You will promptly correct any errors and omissions disclosed by the audits.

Any audit will be conducted during your normal business hours and in a manner that does not interfere unreasonably with your normal business activities. You will provide us with access to all applicable books, records, operations, processes and facilities that we may need to review to complete a proper and thorough audit. If an audit is conducted with notice, you will have all applicable books, records and operations available to us at the beginning of the audit. You will pay us the costs for the audit if an audit uncovers a terminable breach of this agreement as defined in section 8.3 or a discrepancy of 2% or more in your use of license benefits during the applicable audit period. If the audit team makes any commercially reasonable recommendations to you on record keeping, you will implement the recommendations within a mutually agreeable timeframe.

6. Program Limitations. We warrant that we will use reasonable care and skill to administer the program. However, your effort and resulting performance are completely under your control. We do not guarantee your satisfaction with the program or your results. Except for loss and damage which cannot be limited or excluded under applicable law, (a) the Microsoft materials we provide you are "AS IS," and are provided without any other warranties of any kind and (b) WE DISCLAIM ON OUR OWN BEHALF AND ON BEHALF OF OUR AFFILIATES AND SUPPLIERS ALL OTHER WARRANTIES OR CONDITIONS OF ANY KIND WHETHER EXPRESS, IMPLIED OR STATUTORY. THIS LIMITATION INCLUDES, BUT IS NOT LIMITED TO TITLE,
NON-INFRINGEMENT, MERCHANTABILITY, SATISFACTORY QUALITY and FITNESS FOR A PARTICULAR PURPOSE, ACCURACY, COMPLETENESS, SYSTEM INTEGRATION, TIMELINESS, OR ANY IMPLIED WARRANTY OR CONDITIONS ARISING FROM COURSE OF DEALING OR USAGE OF TRADE. You must defend, indemnify and hold us harmless from any third-party claims (including without limitation, reasonable attorney's fees) arising from your acts or omissions (including those of your agents) relating to performance of this agreement. This limited warranty described in the first sentence of this section gives specific legal rights. You and we may have other rights (to the extent not excluded in this agreement) which vary by jurisdiction.

7.   Disclaimers and Limitations of Liability.

     7.1 Disclaimers and limitations of liability. IN THE ABSENCE OF FRAUD OR GROSS NEGLIGENCE, NEITHER PARTY WILL BE LIABLE TO THE OTHER FOR ANY LOSS (WHETHER DIRECT OR INDIRECT) OF PROFITS, DATA, BUSINESS OR ANTICIPATED SAVINGS. IN ADDITION, THERE IS NO LIABILITY FOR ANY OTHER INDIRECT, CONSEQUENTIAL, PUNITIVE, INCIDENTAL OR SPECIAL DAMAGES ARISING OUT OF OR RELATED TO THIS AGREEMENT (WHETHER FOR SUPPORT SERVICES, TERMINATION OR OTHERWISE). THE ONLY REMEDY THAT THE PARTIES MAY HAVE FOR ANY CLAIM ARISING OUT OF OR RELATED TO THIS AGREEMENT (WHETHER FOR SUPPORT SERVICES, TERMINATION OR OTHERWISE) IS TO TERMINATE THIS AGREEMENT. THESE TERMS APPLY REGARDLESS OF THE FORM OR CAUSE OF ACTION OR THE ALLEGED BASIS OF THE CLAIM (INCLUDING NEGLIGENCE). THIS SECTION DOES NOT APPLY IN THE CASE OF FRAUD OR GROSS NEGLIGENCE OR BREACHES BY ONE PARTY OF THE OTHER PARTY'S INTELLECTUAL PROPERTY, INDEMNIFICATION or CONFIDENTIALITY PROVISIONS OF THIS AGREEMENT. THIS SECTION IS ENFORCEABLE TO THE MAXIMUM EXTENT PERMITTED BY LAW. Yours and our total cumulative liability for loss or damage of any kind (including loss or damage caused by negligence) to the extent not excluded by this agreement is limited to 100% of the amount actually paid, and any amounts owed by you to us, during the then-current term of this agreement. Such liability is reduced to the extent that the non-liable party or its agents caused or contributed to the loss or damage.

     7.2 Business purposes. You confirm that you are entering this agreement, and acquiring the services and program materials under it, for business purposes only. You agree that the provisions of any consumer protection legislation for the relevant jurisdiction will not apply to the extent that contracting out of such legislation is permitted by law.

     7.3 Consumer rights. Nothing in this agreement is intended to limit the rights of a consumer, as may be defined by applicable law. To the extent necessary, this agreement is considered to be modified to reflect this intention. Consumers may have the benefit of certain rights or remedies which may not be excluded under applicable law. If so, then to the maximum extent permitted by law, our liability is limited, at our option either to (a) re-supply the services or (b) the cost to re-supply the services.

8.   Term and Termination

     8.1 Term. This agreement will take effect on the date we accept this agreement. Unless terminated earlier, it will continue until the one-year anniversary of that date, at which date this agreement will automatically end. You agree that you have no expectation that this agreement will be renewed or that we will enter into a new agreement with you. If you are upgraded from Registered Member status during the program year, your effective date will reset and change to the date the upgrade took effect. An upgrade from certified partner to gold certified partner will not change your effective date.

     8.2 Termination without cause. Either party may terminate this agreement (and we may also terminate the program) at any time, without cause, upon 60 calendar days' notice. If the agreement is terminated as described in this section, neither party will be responsible to the other for any costs or damages that are a direct result of the termination. However, we will refund the pro-rata unused amount of the annual program fee you paid if you are a gold certified partner or certified partner.

     8.3 Termination for cause. If you or we breach any provision of this agreement, and the cause for termination is curable, the terminating party will give 30 calendar days email or written notice and opportunity to cure. If the cause for termination is the type that is not curable during that time, termination will take effect immediately upon notice from the party who is not in breach. For example, if you or we violate the confidentiality requirements in section 11.4 it is a breach that cannot be cured. We retain our other rights and remedies.

     8.4 Statutory form. Without any liability to you, if we are required to use a statutory form, we reserve the right to either terminate or vary this agreement without its use.

     8.5 Effect of termination. When this agreement is no longer in effect, you must immediately stop using any rights and benefits granted by this agreement and the program. You must also destroy all Microsoft materials. Within 10 days of termination and at our sole discretion, you will either (i) return all documents and materials (including any and all copies) containing customer information, you received as a result of this agreement together with all other Microsoft materials and property in your possession or under your control or
(ii) destroy all such specified documents and Microsoft materials (including any and all copies) and provide us with a certificate of destruction signed by an officer of your company. Termination of this agreement will not, by itself, result in the termination of any unresolved request for technical support made before termination. The terms of this agreement will continue in effect solely for the purpose of such unresolved requests until the requests are resolved or are otherwise closed.

     8.6 Waiver of rights and obligations. To the extent necessary to implement the termination of this agreement, each party waives any right or obligation under any applicable law or regulation to request or obtain intervention of the courts to terminate this agreement.

     8.7 Survival. Sections 5, the disclaimers and indemnifications in section 6, 7, 8.5, 8.7, 10, 11, 12, and 13 will survive the expiration or termination of this agreement.

9.   Compliance with laws.

     9.1 Export restrictions. You acknowledge that any software you receive as a benefit of MSPP is subject to U.S. export laws and regulations. You must comply with all domestic and international export laws and regulations that apply to the licensed software you receive as a benefit of this program. Such laws include restrictions on destinations, end-users and end use. For additional information, see http://www.microsoft.com/exporting/.

     9.2 Local Laws and Regulations. You and your affiliates must, at your own expense comply with all applicable local laws and regulations necessary under this agreement.

10.  Taxes.

     10.1 Taxation. The amounts to be paid to us under this agreement do not include any foreign, U.S. federal, national, state, provincial, local, municipal or other governmental taxes (including without limitation goods and services taxes), stamp or documentary taxes, duties, levies, fees, excises or tariffs, arising as a result of or in connection with the transactions contemplated under or any supply made under this agreement. However, you must pay to us any applicable value added, goods and services, sales or use taxes or like taxes that are owed by you solely as a result of entering into this agreement and which are permitted to be collected from you by us under applicable law. You may provide to us a valid exemption certificate in which case we will not collect the taxes covered by such certificate. We are not liable for any of your taxes that you are legally obligated to pay which are incurred or arise in connection with or related to the sale of goods and services under this agreement, and all such taxes (including but not limited to net income or gross receipts taxes, franchise taxes, and/or property taxes) shall be your financial responsibility. Where such taxes are imposed on us by law, you must pay us an amount on account of such taxes as invoiced by us to you. You agree to indemnify, defend and hold us harmless from any taxes (including sales or use taxes paid by you to us) or claims, causes of action, costs (including, without limitation, reasonable attorneys' and legal fees) and any other liabilities of any nature whatsoever related to such taxes.

     If, in accordance with local laws and regulations or after a determination by foreign tax authorities, any taxes are required to be withheld, on payments made by you to us, you may deduct such taxes from the amount owed to us and pay them to the appropriate taxing authority; provided, however, that you shall promptly secure and deliver to us an official receipt for any such taxes withheld or other documents necessary to enable us to claim a U.S. Foreign Tax Credit. You will make certain that any taxes withheld are minimized to the extent possible under applicable law.

     10.2 Tax  treatment.  This tax section  shall  govern the  treatment of all taxes arising as a result of or in connection with this agreement notwithstanding any other section of this agreement or any other document included in this agreement.

11.  General.

     11.1 Entire agreement. The terms and conditions of this agreement and the program guide (and any terms applicable to specific benefits) on the Web site form our entire agreement concerning MSPP and supersede any prior or contemporaneous communications. Except as expressly provided herein, this agreement can only be changed by an amendment agreed to by both parties, except that we may change the program guide with respect to processes and guidelines relating to program administration, policies, procedures, guidelines, benefits and similar changes.

     11.2 Notices. All notices and requests in connection with this agreement must be sent as specified in other sections of this agreement to the named contact person and the address you provide us. For notices and requests to us, see the program Web site. Notices are considered delivered on the date shown on the confirmation of delivery, such as the date of publication to the program Web site.

     11.3 Assignment. Either party may assign this agreement at any time to an affiliated company; otherwise, this agreement may not be assigned, by agreement or otherwise without the prior, written approval of the other party, which will not be unreasonably withheld.

     11.4 Confidentiality. The following terms and conditions apply to exchanges of information that take place under this agreement.

     a. "Confidential information" means nonpublic information that you, we, or an affiliate designates as being confidential or which, under the circumstances surrounding disclosure, or given the nature of the disclosure, ought to be treated as confidential.

     b. You and we must refrain from disclosing any confidential information of the other for five years following the date of disclosure, except that if the confidential information contains personal information (such as customer contact information), there is no time limit regarding non-disclosure. Neither party will be liable for disclosure of information which the receiving party can prove (a) is already known to the disclosing party without an obligation to maintain the same as confidential; (b) becomes publicly known through no wrongful act of the disclosing party; (c) is rightfully received from a third party without breach of an obligation of confidentiality owed to the other party; or (d) is independently developed by the disclosing party.

     c. However, confidential information may be disclosed in accordance with a judicial or other governmental order, if the receiving party either:
          (i) gives reasonable notice of the order to allow the other party a reasonable opportunity to seek a protective order or otherwise prevent or restrict its disclosure, or (ii) obtains written assurance from the applicable judicial or governmental entity that it will protect the confidential information to the maximum level allowed under applicable law or regulation.

     d. The term "residuals" means information in intangible form, which is retained in memory by persons who have had access to the confidential information, including ideas, concepts, know-how, or techniques contained therein. You and we are free to use the residuals resulting from access to or work with confidential information for any purpose, however, the receiving party may not disclose the confidential information except as expressly permitted pursuant to the terms of this agreement. The receiving party will not have any obligation to limit or restrict the assignment of such persons or to pay royalties for any work resulting from the use of residuals. This sub-paragraph does not grant a license to the receiving party under the disclosing party's copyrights or patents.

     e. One party may provide the other party with suggestions, comments or voluntary feedback if it does not violate any other contractual or legal obligations. This feedback may be used, disclosed, reproduced, licensed, distributed and exploited by either party without obligation or restriction of any kind. Unless the parties specifically agree in writing, this feedback, even if designated as confidential, will not create a confidentiality obligation.

     f. We may use any technical information we derive from providing services related to our technology for problem resolution, troubleshooting, functionality enhancements and fixes, for our knowledge base. We agree not to identify you or disclose any of your confidential information in any item in the knowledge base.

     g. You agree to keep in strict confidence any customer information given to you by us under the terms of this agreement. You also agree to take reasonable security measures to protect the customer information from unauthorized use, access, disclosure, alteration or destruction. Security measures will include access controls, encryption and any other security means that are required to comply with applicable laws.

     11.5 Relationship between you and us. Even though we may call you a 'partner', you are an independent contractor for all purposes regarding this agreement and its provisions. At no time do you have the power to (i) bind Microsoft, (ii) vary any terms, conditions warranties or covenants made by Microsoft or (iii) create in favor of any person any rights that we have not previously authorized in writing. Neither this agreement, nor any of its provisions, will be construed as creating a partnership (as such term is used in applicable partnership laws to designate a legal partnership entity), joint venture, agency, or franchise relationship or any fiduciary duty between us.

     11.6 Language. We offer this agreement in several languages. The language version in which you accept this agreement will control. If you are in Canada, it is our express wish that this agreement, and any associated program documentation, be written and signed in English. C'est la volonte expresse des parties que la presente convention ainsi que les documents qui s'y rattachent soient rediges en anglais.

     11.7 Severability. If a court holds any provision of this agreement to be illegal, invalid or unenforceable, the remaining provisions will remain in full force and effect and we will amend this agreement to give effect to the stricken clause to the maximum extent possible.

     11.8 No waiver of any breach of this agreement will be a waiver of any other breach and no waiver will be effective unless made in writing and signed by an authorized representative of the waiving party.

     11.9 No representations. You acknowledge that Microsoft has not made any representation to you about Microsoft materials on which you have relied in deciding to acquire them or to enter into this agreement. You warrant that you have relied on your own skill and judgment or that of your advisers in relation to these matters. However, neither party limits or excludes liability for fraudulent misrepresentations.

     11.10 Government. This agreement is not for your use if you are a government entity, except as may be expressly agreed in an amendment to this agreement addressing unique government issues, for example, applicable law, publicity, confidentiality/public records.

     11.11 Order of precedence. With any inconsistency between this agreement and the program guide, the agreement will prevail over the program guide. With any inconsistency between this agreement and the additional or separate terms referenced in section 3,4(b) and 3.5, the additional terms will prevail over this agreement.

12. Microsoft Contracting Entity. The Microsoft contracting entity for this agreement is determined by the country/region you are located in and as outlined below:

     The Microsoft entity for Japan is:

         Microsoft Co., Ltd.
         Odakyu Southern Tower
         2-1, Yoyogi 2-chome, Shibuya-ku, Tokyo
         151-8583 Japan

     The Microsoft entity for the People's Republic of China is:

         Microsoft (China) Company, Limited
         6F Sigma Center
         No. 49 Zhichun Road Haidian District
         Beijing 100080, P.R.C.

     The Microsoft entity for the following countries/regions is indicated below: Anguilla, Antigua and Barbuda, Argentina, Aruba, Bahamas, Barbados, Belize, Bermuda, Bolivia, Brazil, Canada, Cayman Islands, Chile, Colombia, Costa Rica, Curacao, Dominica, Dominican Republic, Ecuador, El Salvador, French Guiana, Grenada, Guam, Guatemala, Guyana, Haiti, Honduras, Jamaica, Martinique, Mexico, Montserrat, Netherlands Antilles, Nicaragua, Panama, Paraguay, Peru, Puerto Rico, Saint Kitts and Nevis, Saint Lucia, Saint Pierre and Miquelon, Saint Vincent and The Grenadines, Suriname, Trinidad and Tobago, Turks and Caicos Islands, United States, Uruguay, Venezuela, Virgin Islands (British) and Virgin Islands (U.S.)

         Microsoft Corporation
         One Microsoft Way
         Redmond, WA 98052
         USA

     The Microsoft entity for the following countries/regions is indicated below: Afghanistan, Albania, Algeria, Andorra, Angola, Armenia, Austria, Azerbaijan, Bahrain, Belarus, Belgium, Benin, Bosnia and Herzegovina, Botswana, Bouvet Island, Bulgaria, Burkina Faso, Burundi, Cameroon, Central African Republic, Chad, Comoros, Congo, Cote d'Ivoire, Croatia, Cyprus, Czech Republic, Democratic Republic of Sao Tome and Principe, Denmark, Djibouti, Egypt, Estonia, Ethiopia, Faeroe Islands, Finland, France, Gabon, Gambia, Georgia, Germany, Ghana, Gibraltar, Greece, Greenland, Guadeloupe, Guinea-Bissau, Hungary, Iceland, Ireland, Israel, Italy, Jordan, Kazakhstan, Kenya, Kosovo, Kuwait, Kyrgyzstan, Latvia, Lebanon, Lesotho, Liberia, Liechtenstein, Lithuania, Luxembourg, Macedonia, Madagascar, Malawi, Mali, Malta, Mauritania, Mauritius, Moldova, Monaco, Mongolia, Morocco, Mozambique, Namibia, Netherlands, New Caledonia, Niger, Nigeria, Norway, Oman, Pakistan, Poland, Portugal, Qatar, Republic of Cape Verde,
     Republic of Equatorial Guinea, Republic of Guinea, Republic of Senegal, Reunion, Romania, Russian Federation, Rwandese Republic, Saint Helena, San Marino, Saudi Arabia, Seychelles, Sierra Leone, Slovakia, Slovenia, Somalia, South Africa, Spain, Svalbard and Jan Mayen, Swaziland, Sweden, Switzerland, Tajikistan, Tanzania, Togo, Tunisia, Turkey, Turkmenistan, Uganda, Ukraine, United Arab Emirates, United Kingdom, Uzbekistan, Vatican City State, Yemen, Zaire, Zambia and Zimbabwe

         Microsoft Ireland Operations Limited
         The Atrium
         Block B
         Carmenhall Road
         Sandyford Industrial Estate
         Dublin  18
         IRELAND

     The Microsoft entity for the following countries/regions is indicated below: American Samoa, Australia and its external territories, Bangladesh, Bhutan, Brunei Darussalam, Cambodia, Cook Islands, East Timor, Fiji, French Polynesia, French Southern Territories, Hong Kong, India, Indonesia, Kiribati, Lao Peoples Democratic Republic, Macao, Malaysia, Maldives, Marshall Islands, Mayotte, Micronesia, Nauru, Nepal, New Zealand, Niue, Northern Mariana Islands, Palau, Papua New Guinea, Philippines; Pitcairn, Republic of Korea, Samoa, Singapore, Solomon Islands, Sri Lanka, Thailand, Tokelau, Tonga, Tuvalu, Wallis and Futuna Islands, Vanuatu and Vietnam

         Microsoft Regional Sales Corporation
         A corporation organized under the laws of the State of Nevada, USA with a branch in Singapore, having its principal place of business at:
         438B Alexandra Road, #04-09/12, Block B, Alexandra Technopark Singapore, 119968

     The Microsoft entity for Taiwan is:

         Microsoft Taiwan Corporation
         8F, No 7, Sungren Rd.
         Shinyi Chiu, Taipei
         Taiwan 110

13. Applicable law; attorney's fees. Applicable law, jurisdiction and venue for this agreement are identified below. This choice of jurisdiction and venue does not prevent either party from seeking injunctive relief with respect to a violation of intellectual property rights, confidentiality obligations or enforcement of recognition of any award or order in any appropriate jurisdiction. If either party commences litigation in connection with this agreement, the prevailing party will be entitled to recover its reasonable attorneys' fees, costs and other expenses.

     13.1 Generally. Except as provided in section 13.2 below, this agreement is governed by the laws of the State of Washington. The parties consent to exclusive jurisdiction and venue in the courts sitting in King County, Washington. You waive all defenses of lack of personal jurisdiction and forum non conveniens.

     13.2 Other Terms. If your principal place of business is in one of the countries or regions listed below, or if you are a government entity, the corresponding provision applies, which supersedes section 13.1 to the extent that it is inconsistent:

     a. If your principal place of business is in Australia or its external territories, India, Indonesia, Malaysia, New Zealand, Philippines, Singapore, Thailand or Vietnam, the following applies:

          This agreement is construed and controlled by the laws of Singapore.

          If your principal place of business is in Australia or its external territories, Malaysia, New Zealand or Singapore, you consent to the non-exclusive jurisdiction of the Singapore courts.

          If your principal place of business is in India, Indonesia, Philippines, Thailand or Vietnam, any dispute arising out of or in connection with this agreement, including any question regarding its existence, validity or termination, must be referred to and finally resolved by arbitration in Singapore in accordance with the Arbitration Rules of the Singapore International Arbitration Centre ("SIAC"), which rules are deemed to be incorporated by reference into this section. The Tribunal shall consist of one arbitrator to be appointed by the Chairman of SIAC. The language of the arbitration shall be English. The decision of the arbitrator shall be final, binding and incontestable and may be used as a basis for judgment thereon in India, Indonesia, Philippines, Thailand or Vietnam (as appropriate), or elsewhere.

     b. If your principal place of business is in Japan, the following applies:

          Our agreement shall be construed and controlled by the laws of Japan, and you consent to exclusive original jurisdiction and venue in the Tokyo District Court. In any action to enforce any right or remedy under this agreement or to interpret any provision of this agreement, the prevailing party shall be entitled to recover its reasonable attorneys' fees, costs and other expenses.

     c.   If your  principal  place  of  business  is in  Afghanistan,  Albania,
          Algeria,  Andorra,  Angola,  Armenia,  Austria,  Azerbaijan,  Bahrain,
          Belarus, Belgium, Benin, Bosnia and Herzegovina, Botswana, Bouvet Island, Bulgaria, Burkina Faso, Burundi, Cameroon, Central African Republic, Chad, Comoros, Congo, Cote d'Ivoire, Croatia, Cyprus, Czech Republic, Democratic Republic of Sao Tome and Principe, Denmark, Djibouti, Egypt, Estonia, Ethiopia, Faeroe Islands, Finland, France, Gabon, Gambia, Georgia, Germany, Ghana, Gibraltar, Greece, Greenland, Guadeloupe, Guinea-Bissau, Hungary, Iceland, Ireland, Israel, Italy, Jordan, Kazakhstan, Kenya, Kossovo, Kuwait, Kyrgyzstan, Latvia, Lebanon, Lesotho, Liberia, Liechtenstein, Lithuania, Luxembourg, Macedonia, Madagascar, Malawi, Mali, Malta, Mauritania, Mauritius, Moldova, Monaco, Mongolia, Morocco, Mozambique, Namibia, Netherlands, New Caledonia, Niger, Nigeria, Norway, Oman, Pakistan, Poland, Portugal, Qatar, Republic of Cape Verde, Republic of Equatorial Guinea, Republic of Guinea, Republic of Senegal, Reunion, Romania, Russian Federation, Rwandese Republic, Saint Helena, San Marino, Saudi Arabia, Seychelles, Sierra Leone, Slovakia, Slovenia, Somalia, South Africa, Spain, Svalbard and Jan Mayen, Swaziland, Sweden, Switzerland, Tajikistan, Tanzania, Togo, Tunisia, Turkey, Turkmenistan, Uganda, Ukraine, United Arab Emirates, United Kingdom, Uzbekistan, Vatican City State, Yemen, Zaire, Zambia, Zimbabwe, the following applies:

          Our agreement is governed by and construed in accordance with the laws of Ireland and you consent to the jurisdiction of and venue in the Irish courts in all disputes arising out of or relating to this agreement.

     d. If your principal place of business is in the People's Republic of China (for the purpose of this agreement, the People's Republic of China does not include Hong Kong S.A.R. or Taiwan), the following applies:

          Our agreement shall be construed and controlled by the laws of the People's Republic of China, and the you consent to submit any dispute arising out of or in relation to the agreement and the Addendum to the binding arbitration at the China International Economic and Trade Arbitration Commission in Beijing (CIETAC) in accordance with its rules in effect from time to time.

     e. If your principal place of business is in Colombia or Uruguay, the following applies:

          All disputes, claims or proceedings between the parties relating to the validity, construction or performance of this agreement shall be settled by arbitration in accordance with UNCITRAL Arbitration Rules as at present in force. The appointing authority shall be the International Chamber of Commerce ("ICC") acting in accordance with the rules adopted by the ICC for this purpose and the place of arbitration will be Seattle, Washington, U.S.A. There shall only be one arbitrator. The award shall be in law and not in equity and shall be final and binding on the parties. The parties hereto irrevocably agree to submit all matters and disputes arising in connection with this agreement to arbitration in Seattle, Washington, U.S.A.

     f. If your principal place of business is in Republic of Korea, the following applies:

          Our agreement shall be construed and controlled by the laws of Republic of Korea, and you consent to exclusive original jurisdiction and venue in the Seoul District Court. In any action to enforce any right or remedy under this agreement or to interpret any provision of this agreement, the prevailing party shall be entitled to recover its reasonable attorneys' fees, costs and other expenses.

     g. If your principal place of business is in Taiwan, the following applies:

The terms of this agreement shall be governed by and construed in accordance with the laws of Taiwan. The parties hereby designate the Taipei District Court as the court of first instance having jurisdiction over any disputes arising out of or in connection with this agreement